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                                                                   Exhibit 10.17


               SERVICE CORPORATION INTERNATIONAL (CANADA) LIMITED

                               STOCK OPTION PLAN


                                       I

                              Purpose of the Plan

         The Service Corporation International (Canada) Limited Stock Option Plan (the "Plan") is intended to provide a means whereby certain employees, senior officers and directors of Service Corporation International (Canada) Limited (the "Corporation") and its subsidiaries and senior officers of the Corporation's affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Corporation, and to encourage them to remain with and devote their best efforts to the business of the Corporation, thereby advancing the interests of the Corporation and its stockholders. Accordingly, the Corporation may grant to eligible optionees the option ("Option") to purchase shares of the common stock of the Corporation ("Stock") as hereinafter set forth.


                                       II

                                 Administration

         The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") in compliance with all regulatory requirements. The Committee shall have authority to make recommendations to the Board of Directors regarding the following matters:

(a) the selection of optionees who are to be granted Options from among those eligible hereunder;

(b)      the number of shares which may be issued under each Option;

(c)      the duration of any options;

(d)      the interpretation to be given to the Plan; and

(e) the enactment of such rules and regulations, consistent with the provisions of the Plan, as are advisable to carry out the Plan.


                                      III

                               Option Agreements

         Each Option shall be evidenced by an Option Agreement and shall contain such terms and conditions, and may be exercisable for such periods (up to ten years from the date of grant), as may be approved by the Board of Directors upon recommendation of the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide the right ("Right") to surrender the Option to purchase any Stock subject to the Option in return for a payment in cash and/or shares of Stock equal to the excess of the fair market value of the Stock with respect to which the Option is surrendered over the option price therefor, on such terms and conditions as the Board of Directors may prescribe upon recommendation of the Committee. In addition, an Option Agreement may provide for the payment of the option price by the delivery of a number of shares of Stock plus cash, if any, having a fair market value
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equal to such option price. Each Option and all Rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee.


                                       IV

                            Eligibility of Optionees

         Options may be granted to individuals who are employees, senior officers and directors (including those senior officers and directors who are not employees) of the Corporation or any holding body corporate or subsidiary body corporate or senior officers of an affiliated body corporate (as defined in subsections 2(2), 2(4) and 2(5) respectively of the Canada Business Corporations Act, as amended from time to time) of the Corporation at the time the Option is granted. Options may be granted to the same optionee on more than one occasion.


                                       V

                           Shares Subject to the Plan

         The aggregate number of common shares which may be issued under Options or pursuant to Rights granted under the Plan shall not exceed 10% of the outstanding common shares from time to time (on a non-diluted basis) and the aggregate number of shares so reserved for issuance to any one person must not exceed 5% of the outstanding common shares (on a non-diluted basis). Such shares may consist of authorized but unissued shares of Stock or previously issued shares reacquired by the Corporation. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Corporation shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire prior to its exercise in full, or should an Option to purchase shares be surrendered in return for the payment of a lesser number of shares, the remaining number of shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan may be adjusted to reflect a change in the capitalization of the Corporation, such as a stock dividend or stock split.


                                       VI

                                  Option Price

         The purchase price of Stock issued under each Option shall be determined by the Committee, but shall not be less than the fair market value (as determined by the Committee), if the shares of the Corporation are not listed on The Toronto Stock Exchange and if they are so listed then the purchase price shall be not less than the market price of the Stock on The Toronto Stock Exchange minus any appropriate discount as permitted pursuant to the rules of The Toronto Stock Exchange, at the time of grant.
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                                      VII

                                Term of the Plan

         The Plan shall be effective upon the date of its adoption by the Board of Directors, provided that the Plan is approved by the stockholders of the Corporation within 12 months thereafter and provided further that no shares shall be issued under the Plan prior to its approval by the stockholders of the Corporation. Except with respect to Options then outstanding, if not sooner terminated under the provisions of paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the effective date of the Plan.


                                      VIII

                       Recapitalization or Reorganization

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board of Directors or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation's capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Corporation shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Corporation, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) If the Corporation recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of such recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If the Corporation shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another corporation), if the Corporation is to sell all or substantially all of its assets, if the ownership of more than 45% of the outstanding shares of stock shall change as a result of a concerted action by one or more persons or corporations, or if an attempt is so made to effect such a change of ownership, or if the Corporation is to be dissolved and liquidated (each such event is referred to as a "Corporate Change"), then the Board of Directors, in order to protect the rights of holders of outstanding Options, may upon recommendation of the Committee (i) accelerate the time at which Options may be exercised in full on or before a date (before or after such Corporate Change) fixed by the Committee, (ii) provide that outstanding Options be exercisable in the manner provided for Rights in Paragraph III (regardless of whether the option otherwise provides for Rights), which provision may be given or withheld on an individual basis, and such outstanding Option remaining unexercised as of a date fixed by the
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Committee shall be surrendered by the holder to the Corporation for cancellation, and the holder shall receive a cash payment in an amount equal to the excess of the aggregate fair market value of the shares of Stock subject to such Option (which in the event of a change in the ownership of more than 45% of the outstanding shares of Stock shall nor be less per share than the amount of cash and the fair market value of other consideration tendered for such outstanding shares) over the aggregate option price of such shares, and/or
(iii) cause Options then outstanding to be assumed, or new options substituted therefor, by any surviving corporation in such Corporate Change. For purposes of this Paragraph VIII, the Corporation shall not be considered to be the surviving corporation in a merger the result of which is a change in ownership of more than 45% of the outstanding shares of Stock.

         (d) Except as hereinbefore expressly provided, the issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labour or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.


                                       IX

                      Amendment or Termination of the Plan

         The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, change the class of employees eligible to receive Options under the Plan, or extend the term of the Plan, without the approval of the stockholders of the Corporation.